Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD® ANNOUNCES Q2 REVENUE OF $2.2 BILLION AND
YEAR-OVER-YEAR EPS INCREASE OF 137 PERCENT AT $1.35
Hard Drive Revenue Grows 46 Percent, Drive Shipments Up 40 Percent
LAKE FOREST, Calif. — Jan. 23, 2008 — Western Digital Corp. (NYSE: WDC) today reported revenue of $2.2 billion, comprised of $2.084 billion of hard drive revenue and $120 million of revenue from media and substrate sales for the second fiscal quarter ending Dec. 28, 2007. Hard drive revenue grew by 46 percent over the prior-year comparative period on shipments of approximately 34.2 million units, a year-over-year increase of 40 percent in unit volume. Net income was $305 million, or $1.35 per share. EPS grew 137 percent over the prior year. In the year-ago quarter, the company reported revenue of $1.4 billion, unit shipments of 24.5 million and net income of $128 million, or $.57 per share.
     Fifty-four percent of Q2 hard drive revenue was derived from non-desktop PC sources, including hard drives for notebook PCs, consumer electronics, and enterprise applications, and WD branded product retail sales. This compares with a mix in the year-ago quarter of 42 percent.
     The company shipped 8.7 million 2.5-inch mobile drives and 4.1 million 3.5-inch units for the PVR/DVR market, compared with 2.7 million units in each of these markets a year ago.

WD Announces Q2 Revenue of $2.2 Billion and
Year-Over-Year EPS Increase of 137 Percent at $1.35

Branded products accounted for 18 percent of hard drive revenue, continuing to demonstrate the value of WD’s global brand.
     From a balance sheet perspective, the company generated $519 million in cash from operations during the December quarter, ending with total cash, cash equivalents and short-term investments of $967 million. During the quarter, the company used $240 million of cash generated from operations to pay down debt acquired in the Komag acquisition.
     “We are very pleased with our December quarter results and continue to be excited about our prospects in addressing the surging global demand for high-capacity storage in multiple consumer and business markets,” said John Coyne, WD president and chief executive officer. “Our performance continues to reflect crisp and timely execution by the WD team, strong demand for hard drives and a more rational competitive pricing environment. Our operational flexibility and our technology leadership in 2.5-inch mobile hard drives enabled us to quickly react to a number of attractive market and product mix opportunities throughout the December quarter.”
     For the six-months ended Dec. 28, 2007, Western Digital reported revenues of $4.0 billion and hard drive shipments of 63.6 million, for increases of 48 percent and 35 percent, respectively, over the comparable prior-year period revenue of $2.7 billion and units shipments of 47.2 million. GAAP net income for the six-months was $374 million, or $1.66 per share. Excluding $49 million of non-recurring charges for acquired in-process research and development and $60 million of non-recurring tax charges in the first quarter, non-GAAP net income for the current six-month period was $483 million, or $2.15 per share. These current-period non-GAAP earnings reflect an approximately 110 percent increase over the prior-year six-month net income and earnings per share amounts of $231 million and $1.02,

WD Announces Q2 Revenue of $2.2 Billion and
Year-Over-Year EPS Increase of 137 Percent at $1.35

respectively. There were no non-recurring items in the prior-year six-month period and therefore there is no non-GAAP measure for the prior year.
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PST/5 p.m. EST. The call will be accessible live and on an archived basis via the link below:

Audio Webcast:	www.westerndigital.com/investor
Click on “Conference Calls”

Telephone Replay:	800-835-4610 (toll-free)
+1-203-369-3352 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements concerning the demand for hard drives, WD’s operational execution and the pricing environment. These forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in

WD Announces Q2 Revenue of $2.2 Billion and
Year-Over-Year EPS Increase of 137 Percent at $1.35

the forward-looking statements, including: supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies such as flash memory; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; business conditions and growth in the desktop, mobile PC, enterprise, consumer electronics and external hard drive markets; pricing trends and fluctuations in average selling prices; the risk that WD’s business will suffer during the integration of its media operations; failure to effectively continue to integrate WD’s media and head technology; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; negative impacts of the conditions in the global credit markets on our longer-term financing plans and on our current investment portfolio; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on November 6, 2007, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
###
Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. in the U.S. and other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Dec. 28,	Jun. 29,
	2007	2007

ASSETS

Current assets:
Cash and cash equivalents	$917	$700
Short-term investments	50	207
Accounts receivable, net	1,086	697
Inventories	459	259
Other	141	166

Total current assets	2,653	2,029
Property and equipment, net	1,560	741
Goodwill and other intangible assets, net	174	4
Other assets	213	127

Total assets	$4,600	$2,901

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,216	$882
Customer advances	51	—
Accrued expenses	234	163
Accrued warranty	80	73
Short-term debt	760	—
Current portion of long-term debt	11	12

Total current liabilities	2,352	1,130
Long-term debt	4	10
Other liabilities	117	45

Total liabilities	2,473	1,185
Shareholders’ equity	2,127	1,716

Total liabilities and shareholders’ equity	$4,600	$2,901

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	Dec. 28,	Sept. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2007	2007	2006	2007	2006

Revenue, net	$2,204	$1,766	$1,428	$3,970	$2,691
Cost of revenue	1,691	1,443	1,173	3,134	2,218

Gross margin	513	323	255	836	473

Operating expenses:
Research and development	122	91	77	213	152
Selling, general and administrative	59	48	56	107	100
Acquired in-process research and development	—	49	—	49	—

Total operating expenses	181	188	133	369	252

Operating income	332	135	122	467	221
Net interest and other expense	(16)	3	6	(13)	13

Income before income taxes	316	138	128	454	234
Income tax provision	11	69	—	80	3

Net income	$305	$69	$128	$374	$231

Net income per common share:

Basic	$1.39	$.31	$.58	$1.71	$1.06

Diluted	$1.35	$.31	$.57	$1.66	$1.02

Common shares used in computing per share amounts:

Basic	220	219	220	219	219

Diluted	226	224	226	225	226

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2007	2006	2007	2006
Cash flows from operating activities
Net income	$305	$128	$374	$231
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	111	50	189	94
In-process research and development	—	—	49	—
Deferred income taxes	2	(1)	62	—
Stock-based compensation	9	11	17	21
Loss on short-term investments	8	—	8	—
Changes in operating assets and liabilities	84	(4)	39	(46)

Net cash provided by operating activities	519	184	738	300

Cash flows from investing activities
Acquisitions, net of cash acquired	(4)	—	(915)	—
Capital expenditures	(169)	(110)	(332)	(169)
Short-term investments, net	142	(6)	207	(6)

Net cash used in investing activities	(31)	(116)	(1,040)	(175)

Cash flows from financing activities
Acquisition-related debt, net	(240)	—	510	—
Issuance of common stock under employee plans	22	14	32	16
Repurchase of common stock	—	—	(16)	—
Repayment of long-term debt	(4)	(9)	(7)	(16)

Net cash provided by (used in) financing activities	(222)	5	519	—

Net increase in cash and cash equivalents	266	73	217	125
Cash and cash equivalents, beginning of period	651	603	700	551

Cash and cash equivalents, end of period	$917	$676	$917	$676